Media Contact: Sam Jefson, Public Relations Specialist - 641-585-6803 - sjefson@wgo.net
Investor Relations Contact: Samantha Dugan - 641-585-6160 - sdugan@wgo.net

WINNEBAGO INDUSTRIES' FOURTH QUARTER AND FISCAL 2015 FINANCIAL RESULTS ANNOUNCEMENT
TO BE MADE ON OCTOBER 15, 2015
-- Conference Call Scheduled for 9:00 a.m. CDT --

FOREST CITY, IOWA, October 1, 2015 - Winnebago Industries, Inc. (NYSE: WGO), a leading United States (U.S.) recreation vehicle manufacturer, will issue an advisory release and host a conference call on Thursday, October 15, 2015. Winnebago Industries plans to issue an advisory release before the market opens on October 15, 2015 notifying the public that a complete and full-text press release discussing the financial results for the Company's fourth quarter and Fiscal 2015 ended August 29, 2015 will be available no earlier than 6:00 a.m. CDT in the “Investor Relations” section of the Company's website at: http://investor.wgo.net.

The Company will also host a conference call on October 15, 2015 at 9 a.m. CDT to discuss the financial results for its fourth quarter and Fiscal 2015. Winnebago Industries' conference call may be heard live via the Company's website, http://investor.wgo.net. The event will be archived and available for replay for the next 90 days. To access the replay, click on http://phx.corporate-ir.net/phoenix.zhtml?c=85260&p=irol-EventDetails&EventId=5203002.

Minimum requirements to listen to the webcast: either Microsoft Windows Media Player or Adobe Flash Player and an internet connection speed of approximately 32 kbps. The Microsoft Windows Media Player software is downloadable for free at: http://windows.microsoft.com/en-us/windows/windows-media-player, and the Adobe Flash Player software is downloadable free at: http://get.adobe.com/flashplayer/.

About Winnebago Industries
Winnebago Industries, Inc., "The Most Recognized Name In Motorhomes®", is a leading U.S. manufacturer of recreation vehicles, which are used primarily in leisure travel and outdoor recreation activities. The Company and its subsidiary build quality motorhomes, travel trailers, fifth wheel products and transit buses under the Winnebago, Itasca, Winnebago Touring Coach and Metro brand names. Winnebago Industries has received the Quality Circle Award from the Recreation Vehicle Dealers Association every year since 1996. The Company's common stock is listed on the New York and Chicago Stock Exchanges and traded under the symbol WGO. Options for the Company's common stock are traded on the Chicago Board Options Exchange. For access to Winnebago Industries' investor relations material or to add your name to an automatic email list for Company news releases, visit, http://investor.wgo.net.

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